                                                                     Exhibit 4.1

                            FORM OF RIGHT CERTIFICATE

Certificate No. R-__________________                    _________________ Rights

         NOT EXERCISABLE AFTER JULY 10, 2016 OR EARLIER IF REDEEMED, EXCHANGED
OR AMENDED. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE
OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER
CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE
BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN
ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A
TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

                                Right Certificate

                        NEW CENTURY EQUITY HOLDINGS CORP.

         This certifies that ___________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of July 10, 2006 (the "RIGHTS Agreement"), between New Century Equity Holdings Corp., a Delaware corporation (the
"COMPANY"), and The Bank of New York Trust Company, N.A. (the "RIGHTS AGENT"),
to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Central time)
on the Expiration Date (as such term is defined in the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Junior
Participating Preferred Stock, par value $0.01 per share (the "PREFERRED
SHARES"), of the Company, at a purchase price of $10.00 per one one-hundredth of a Preferred Share (the "PURCHASE PRICE"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related
Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right
Certificate or Right Certificates for the number of whole Rights not exercised.
The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the
Preferred Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and/or the
number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which

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Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights
Agreement are on file at the abovementioned office of the Rights Agent and can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

         Pursuant to the Rights Agreement, from and after the occurrence of a
Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring
Person (or any Affiliate or Associate of any Acquiring Person), (ii) a
transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such
Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip-in
Event, no Right Certificate will be issued that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement, and any
Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement will be canceled.

         This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or
Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related
Certificate duly executed.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right or may be exchanged in whole or in part. The Rights
Agreement may be supplemented and amended by the Company, as provided therein.

         The Company is not required to issue fractions of Preferred Shares
(other than fractions which are integral multiples of one one-hundredth of a
Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other securities, the Company may make a cash payment, as provided in the
Rights Agreement.

         No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred
Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.

         This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of               .
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ATTEST:                             NEW CENTURY EQUITY HOLDINGS CORP.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title

Countersigned:

THE BANK OF NEW YORK TRUST
COMPANY, N.A., Rights Agent

By:
    -----------------------
    Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
                holder desires to transfer the Right Certificate)

         FOR VALUE RECEIVED, __________ hereby sells, assigns and transfers unto

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                  (Please print name and address of transferee)

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this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated :
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                                    --------------------------------------------
                                    Signature

Signature Guaranteed:
                      -----------------------

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1)      the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or
Associate of any such Person (as such terms are defined in the Rights
Agreement);

         (2)      after due inquiry and to the best knowledge of the
undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was or became an Acquiring Person or an
Affiliate or Associate of an Acquiring Person.

Dated :
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                                    --------------------------------------------
                                    Signature

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                         exercise the Right Certificate)

To New Century Equity Holdings Corp.:

         The undersigned hereby irrevocably elects to exercise ___________
Rights represented by this Right Certificate to purchase the one one-hundredths of a Preferred Share or other securities issuable upon the exercise of such
Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social
security or other identifying number:
                                      ------------------------------------------

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                         (Please print name and address)

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If such number of Rights is not all the Rights evidenced by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social
security or other identifying number:
                                      ------------------------------------------

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                         (Please print name and address)

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Dated :
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                                    --------------------------------------------
                                    Signature

Signature Guaranteed:
                      -----------------------

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1)      the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring
Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2)      after due inquiry and to the best knowledge of the
undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right
Certificate from any Person who is, was, or became an Acquiring Person or an
Affiliate or Associate of an Acquiring Person.

Dated :
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                                    --------------------------------------------
                                    Signature

                                     NOTICE

         SIGNATURES ON THE FOREGOING FORM OF ASSIGNMENT AND FORM OF ELECTION TO
PURCHASE AND IN THE RELATED CERTIFICATES MUST CORRESPOND TO THE NAME AS WRITTEN
UPON THE FACE OF THIS RIGHT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION
OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

         SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE PROGRAM) PURSUANT TO RULE 17AD-15
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.